SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8–A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CHIPOTLE MEXICAN GRILL, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	84-1219301

(State of incorporation or organization)	(I.R.S. Employer
Identification No.)

1543 Wazee Street, Suite 200
Denver, CO	80202

(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of	If this form relates to the registration of a class of
securities pursuant to Section 12(b) of the	securities pursuant to Section 12(g) of the
Exchange Act and is effective pursuant to General	Exchange Act and is effective pursuant to General
Instruction A.(c), please check the following	Instruction A.(d), please check the following
box. ☒	box. ☐

Securities Act registration statement file number to which this form relates: 333-129221

(If applicable)
Securities to be registered pursuant of Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Class A Common Stock,	New York Stock Exchange
$0.01 Par Value

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered

A description of the registrant’s Class A Common Stock, par value $0.01 per share, is set forth under “Description of Capital Stock” in the registrant’s Registration Statement on Form S-1 (File NO. 333-129221), filed with the Securities and Exchange Commission (the “Commission”) on October 24, 2005, as amended on each of December 5, 2005, December 23, 2005, January 10, 2006 and January 12, 2006, and as may be amended after the date hereof, including any form of prospectus contained therein filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Registration Statement”), which description is incorporated herein by reference.

Item 2.	Exhibits

99(A). Form of Restated Certificate of Incorporation of Chipotle Mexican Grill, Inc. (incorporated by reference to Exhibit 3.1 to the Registration Statement).

99(B). Form of Restated Bylaws of Chipotle Mexican Grill, Inc. (incorporated by reference to Exhibit 3.2 to the Registration Statement).

INDEX TO EXHIBITS

Exhibit No.                                                                                                        Exhibit

99 (A).	Form of Restated Certificate of Incorporation of Chipotle Mexican Grill, Inc. (incorporated by reference to Exhibit 3.1 to the Registration Statement).
99 (B).	Form of Restated Bylaws of Chipotle Mexican Grill, Inc. (incorporated by reference to Exhibit 3.2 to the Registration Statement).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

CHIPOTLE MEXICAN GRILL, INC.

By:   /s/ Steve Ells

Steve Ells

Founder, Chairman and Chief Executive Officer

Date: January 20, 2006